Exhibit 23

Nucor Corporation

2022 Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-246166) and on Form S-8 (Nos. 333-246172, 333-196104, 333-167070, and 333-108751) of Nucor Corporation of our report dated February 28, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC

Charlotte, North Carolina
February 28, 2023